UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 16, 2015

Alteva, Inc.

(Exact name of registrant as specified in its charter)

New York	001-35724	14-1160510
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

400 Market Street, Suite 1100, Philadelphia, Pennsylvania	19106
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 877-258-3722

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

5.07 Submission of Matters to a Vote of Security Holders.

At the Company’s 2015 Annual Meeting of Shareholders, held on Monday, November 16, 2015, the Company’s shareholders voted on the matters brought before the meeting as described below.

		Votes For	Votes Against	Abstain	Broker Non-Votes

Proposal 1	To adopt the Merger Agreement and approve the Merger and other transactions contemplated by the Merger Agreement.	4,402,326	636,959	45,541	577,462

Proposal 2	To approve, on an advisory basis, the compensation that will or may become payable by Alteva to its named executive officers in connection with the Merger.	3,106,167	1,422,326	556,333	577,462

Proposal 3	To fix the number of directors at five until the next annual meeting of shareholders.	4,206,848	908,483	492,957

		Votes For	Authority Withheld	Broker Non-Votes
Proposal 4	Election of directors:
	Jeffrey D. Alario	4,132,339	952,487	577,462
	Douglas B. Benedict	4,134,438	950,388	577,462
	Kelly C. Bloss	4,126,141	958,685	577,462
	Brian J. Kelley	4,127,862	956,964	577,462
	Edward J. Morea	4,118,921	965,905	577,462

		Votes For	Votes Against	Abstain	Broker Non-Votes

Proposal 5	To approve, on an advisory basis, the compensation or our named executive officers for the year ending December 31, 2014.	2,833,320	1,670,357	581,149	577,462

Proposal 6	To ratify the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2015.	5,051,860	585,840	24,588

Proposal 7	To adjourn the Annual Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement at the time of the Annual Meeting.	4,281,325	312,473	491,028	577,462

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALTEVA, INC.

Date: November 17, 2915	By:	/s/ Brian J. Kelley
	Name:	Brian J. Kelley
	Title:	Chief Executive Officer